UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 15, 2022

PERIMETER SOLUTIONS, SA

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12E rue Guillaume Kroll, L-1882 Luxembourg

Grand Duchy of Luxembourg

(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: 352 2668 62-1

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On February 15, 2022, pursuant to the previously disclosed advisory services agreement dated December 12, 2019 (the “Advisory Services Agreement”) between EverArc Founders LLC (the “EverArc Founder Entity”) and Perimeter Solutions, SA (the “Company”), as successor to EverArc Holdings Limited (“EverArc”), the Company paid the EverArc Founder Entity the variable and fixed annual advisory amounts payable to the EverArc Founder Entity pursuant to the Advisory Services Agreement. The Advisory Services Agreement was assumed by the Company in connection with the consummation of the business combination among the Company, EverArc and EverArc (BVI) Merger Sub Limited on November 9, 2021 (the “Business Combination”). The EverArc Founder Entity provides services to the Company, including strategic and capital allocation advice, and is owned and operated by William N. Thorndike, Jr., W. Nicholas Howley, Tracy Britt Cool, Vivek Raj and Haitham Khouri (collectively, the “EverArc Founders”), each of whom serves as a director of the Company.

As previously disclosed, effective as of the consummation of the Business Combination and continuing through December 31, 2031, the EverArc Founder Entity is entitled to a variable annual advisory amount once the Average Price (as defined in the Advisory Services Agreement) per ordinary share of the Company (the “Ordinary Shares”) is at least $10.00 for ten consecutive trading days. The variable annual advisory fee payable in the first year (i.e., the year ended December 31, 2021) is equal to 18% of the increase in market value of one Ordinary Share over $10.00, based upon the volume weighted average share price over the last ten trading days of the year (the “Average Price”) multiplied by 157,137,410 (the “Founder Advisory Agreement Calculation Number”), being such number of Ordinary Shares outstanding immediately following the Business Combination. The Average Price for 2021 was $13.6254 per share, resulting in a total variable annual advisory fee for 2021 of 7,525,906 Ordinary Shares, or a value of $102,543,480 (the “2021 Variable Amount”). In subsequent years, the variable annual advisory amount will be equal to 18% of the increase in market value of one Ordinary Share over the previous year’s Average Price multiplied by the Founder Advisory Agreement Calculation Number. Effective as of the consummation of the Business Combination and continuing through December 31, 2027, the EverArc Founder Entity is also entitled to a fixed annual advisory amount equal to 1.5% of the Founder Advisory Agreement Calculation Number: 2,357,061 Ordinary Shares or a value of $32,115,899 (based on the Average Price for 2021) (the “2021 Fixed Amount” and together with the 2021 Variable Amount, the “2021 Advisory Amounts”).

Pursuant to the Advisory Services Agreement, the 2021 Advisory Amounts will be paid in Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of the 2021 Advisory Amounts are paid in Ordinary Shares. The EverArc Founders have advised the Company that their intention is to elect, via the EverArc Founder Entity, to receive any advisory amounts payable in Ordinary Shares and for any cash element to only be such amount as is required to meet any related taxes. The EverArc Founder Entity elected to receive approximately 60% of the 2021 Advisory Amounts in Ordinary Shares (5,952,992 Ordinary Shares, the “Advisory Shares”) and 40% of the 2021 Advisory Amounts in cash ($53,547,483) and such 2021 Advisory Amounts were paid on February 15, 2022. After giving effect to the issuance of the Advisory Shares, the Company has 163,232,667 Ordinary Shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERIMETER SOLUTIONS, SA

By:	/s/ Edward Goldberg
Name	Edward Goldberg
Title:	Chief Executive Officer

Date: February 18, 2022